                                                EXHIBIT 10.48
                                                **OMITTED INFORMATION DENOTED BY
                                                ASTERISKS (***) HAS BEEN
                                                FILED SEPARATELY WITH THE
                                                COMMISSION AND IS THE
                                                SUBJECT OF A CONFIDENTIAL
                                                TREATMENT REQUEST**

                          SALES AND PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into this 1st day of _________, 1994 by and between Sterling Chemicals, Inc., with offices at 1200 Smith Street, Suite 1900, Houston, Texas 77002 (hereinafter called SCI) and BP Chemicals Ltd., with offices at Belgrave House, 76 Buckingham Palace Road, London, SW1W OSU (hereinafter called BP).

                                  WITNESSETH:

WHEREAS SCI has facilities for producing Styrene Monomer from Ethylene and Benzene at Texas City, Texas (hereinafter called Plant) and is willing to produce and sell Styrene Monomer to BP.

WHEREAS BP is willing to purchase Styrene from SCI.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1-DEFINITIONS

For purpose of this Agreement, the following terms shall have the meanings assigned thereto:

A. "Styrene" shall mean Styrene Monomer having the specifications as set forth in Exhibit A, attached and made part of this Agreement.

B. "Contract Year" shall mean any such twelve (12) consecutive months commencing on April 1, 1994 or any anniversary thereof.

C. "Quarter" shall mean three (3) consecutive months starting from any January, April, July, or October.

D. Delivery shall mean CIF BP's unloading flange at Antwerp or Dunkirk storage tanks.

SECTION 2-TERM OF AGREEMENT

The term of this Agreement shall commence on April 1, 1994 and end on December 31, 1996, and shall be extended on a year-to-year basis thereafter unless terminated by either party giving the other a written notice of at least twelve (12) months prior to cancellation.

SECTION 3-QUANTITY

Quantity of Styrene to be sold by SCI to BP during a Contract Year shall be a minimum of * * * * and a maximum of * * * *
* * * * as mutually agreed to by SCI and BP. BP is required to purchase and SCI is required to sell a minimum of * * * *
* * * * per Contract Year under this Agreement, volumes to be taken ratably on a month-to-month basis.

SECTION 4-PRICE FORMULA

         BASE FORMULA: The price each month of Styrene delivered in accordance with Section 6 shall be determined pursuant to the following formula:

         PRICE: * * * *



         Where:         * * * * *

         Where:         * * * * *

                        * * * * *



         Where:         * * * * *






                        * * * * *





                        * * * * *

                                  * * * * *


                                  * * * * *


FLOOR
PRICE:     At no time will Price be less and * * * * *

CEILING
PRICE:     At no time will * * * * * If
           the ceiling price falls below the Floor Price, then * * * * *
           * * * * *.


SECTION 5-PAYMENT

      A. BP shall pay the price calculated pursuant to Section 4 covering the quantity of Styrene of each shipment.

      B. Payment of each shipment shall be made 50% in U.S. Dollars and 50% in Deutsche Marks by wire transfer within forty-five (45) days from the date of bill of lading. The exchange rate used will be the monthly average of the mean of the quotation for converting United States Dollars to Deutsche Marks of each working day as published in the Financial Times for the month of shipment.

SECTION 6-SHIPMENT OF STYRENE

      A. The shipment of Styrene shall be made every month and evenly spread during the Contract Year and the quantity of each shipment shall be determined by mutual agreement between SCI and BP on the basis of BP's requirements. In no case should BP's monthly requirements exceed 10% of the annual contract volume without SCI's agreement.

      B.   BP shall give SCI a notice of desired delivery date at least thirty
           (30) days prior to desired delivery date, and this notice shall include a firm quantity of Styrene. Within three (3) days after receipt of BP's notice, SCI shall indicate its acceptance of BP's order or offer alternate, most timely vessel in best effort to meet BP's delivery date requested. All ships nominated by SCI must be acceptable to the BP Vetting System.

SECTION 7-QUALITY

SCI warrants that Styrene produced and supplied under this Agreement meets those specifications as set forth in Exhibit A.

SECTION 8-INSPECTION

The quality and quantity of Styrene for each shipment shall be determined in accordance with the inspection to be made at SCI's shore tanks by an independent surveyor mutually agreed to be SCI and BP and quality and quantity shall be accepted as conclusive of quality and quantity of loaded Styrene. The cost of such public inspector shall be shared equally by SCI and BP.

SECTION 9-FORCE MAJEURE

      (A) Deliveries may be suspended by either party in the event of Act of God, war, riot, fire, explosion, accident, flood, sabotage; lack of adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with governmental requests, laws, regulations, order of action; breakage or failure of machinery or apparatus; national defense requirements or any other event, whether or not of the class or kind enumerated herein, beyond the reasonable control of such party; or in the event of labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgement); which event makes impracticable the manufacture, transportation, acceptance or use of a shipment of the Styrene or of a material upon which the manufacture of the Styrene is dependent. Within five (5) days after the occurrance of any such event, the affected party shall give the other party written notice thereof.

      (B) If SCI determines that its ability to supply the total demand for the Styrene, or obtain any or sufficient quantity of any material used directly or indirectly in manufacture of the Styrene, is hindered, limited or made impracticable, SCI may allocate its available supply of the Styrene or such material (without obligation to acquire other supplies of any such Styrene or material) among itself and its customers on such basis as SCI determines to be equitable without liability for any failure of performance which may result therefrom.

      (C) Deliveries suspended or not made by reason of this Section 9 shall be canceled without liability, but this Agreement shall otherwise remain unaffected.

SECTION 10-DELIVERY AND RISK OF LOSS

The point where risk of loss shall pass to BP on Styrene to be delivered by SCI shall be when the Styrene has passed the ship's rail at the port of shipment.

SECTION 11-ASSIGNMENT

Neither this Agreement nor any claim against either party arising directly or indirectly out of or in connection with this Agreement shall be assignable by either party or by operation of law without the prior written consent of the other, such consent not to be unreasonably withheld; provide, however, that no such consent shall be required in the event of assignment to any purchaser of all or substantially all of the business to which this Agreement relates. This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

SECTION 12-GENERAL TERMS AND CONDITIONS

The "Terms and Conditions" hereto attached as Exhibit "B" are herein incorporated by reference as if set forth in the body of this Agreement. If there is a conflict between the terms of this Agreement and the Terms and Conditions set forth in Exhibit "B", the terms of this Agreement shall control.

SECTION 13-GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York

SECTION 14-NOTICE

It shall be a sufficient giving of any notice, request or other communication in writing hereunder by a party to this Agreement to the other party if the party desiring to give such notice, request or other communication in writing shall cause the notice to be personally delivered or sent by telefax, registered mail or recognized overnight delivery service properly addressed to the address set forth below, or at such other address as the other party shall hereafter designate in writing. The date of giving of any such notice or other communication in writing shall be the date on which said copy was so delivered or sent properly addressed as aforesaid.

         BP Chemicals, Ltd.                      Sterling Chemicals, Inc.
         Belgrave House                          1200 Smith Street
         76 Buckingham Palace Road               Suite 1900
         London SW1W OSU                         Houston, Texas 77002-4312
         United Kingdom                          Attn: Vice President Commercial
         Attn: Manager                           Fax: (713) 654-9551
         General Petrochemicals Business
         Fax#: 071-581-6790

SECTION 15-NON WAIVER

The failure of a party hereto at any time to exercise any of its rights or options under this Agreement, except rights and options specifically limited as to a date or time of exercise thereof, shall not be construed to be a waiver of such rights or options, or prevent such party from subsequently asserting or exercising such rights or options.

SECTION 16-SEVERABILITY

Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms.

SECTION 17-MERGER

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions and negotiations and agreements between them whether written or oral, and neither of the parties shall be bound by any decisions, agreement, covenants, definitions, warranties or representations with respect to the subject matter hereof, other than an expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the day and year first above written:

STERLING CHEMICALS, INC.                   BP CHEMICALS LTD.

Date:______________________                Date:____________________
By:________________________                By:______________________
Title:_____________________                Title:___________________

                                  EXHIBIT "A"

                         STYRENE MONOMER SPECIFICATIONS


PROPERTY                                 SPECIFICATION                                    TEST METHOD
- - --------                                 -------------                                    -----------
APPEARANCE                               Clear Liquid                                      --

COLOR, APHA                              15 MAXIMUM *                                     ASTM D-1209

PURITY (Wt. %)                           99.8 MINIMUM                                     ASTM D-3962

POLYMER (ppm)                            10 MAXIMUM                                       ASTM D-2121

ALDEHYDES (Wt %)                         0.02 MAXIMUM                                     ASTM D-2119

PEROXIDES (Wt. %)                        0.0004 MAXIMUM                                   ASTM D-2340

SULFUR (ppm)                             10 MAXIMUM                                       ASTM D-3961

PHENYLACETYLENE (ppm)                    150 MAXIMUM

TBC INHIBITOR (ppm)                      10 - 15                                          ASTM D-2120

TOTAL CHLORIDES (ppm)                    20 MAXIMUM

BENZENE (ppm)                            1.0 MAXIMUM


         *       Color of 15 maximum based on ASTM D-1209 Hunter Method.

                                  EXHIBIT "B"

                             TERMS AND CONDITIONS

Seller hereafter called "SCI", Buyer hereafter to be called "BP".

1. TECHNICAL ADVICE. Seller assumes no liability for any technical advice given or results obtained therefrom, all such advice being given and accepted at Buyer's risk.

2. BUYERS CREDIT. Seller reserves the right, among other remedies, either to terminate this contract or to suspend further deliveries under it in the event Buyer fails to pay for any one shipment when same becomes due. Should Buyer's financial responsibility become unsatisfactory to Seller, cash payments or satisfactory security may be required by Seller for future deliveries and for goods previously delivered.

3. SHIPMENTS. The quantity shipped in any contract month may be limited by Seller to either (a) the average of the monthly quantities purchased by Buyer for the preceding contract months or (b) die maximum quantity covered by this contract divided by the number of months in the period of this contract (provided, however, that if different quantities apply to different time periods within the period of this contract, Seller may limit shipments based upon the current maximum quantity for the applicable time period under this contract divided by the number of months in such time period). Any quantity not shipped as a result of any such limitation shall be deducted from the total quantity of this contract, Seller shall not be bound to tender delivery of any quantities for which Buyer has not given shipping instructions.

4. LIMITED WARRANTY. Subject to the limitations of Section 8 of the Agreement and unless otherwise provided herein, Seller warrants title and that all goods sold hereunder shall conform to Seller's standard specifications or to the attached specifications, if any. Subject to the preceding sentence and except as otherwise expressley provided herein, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MECHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE GOODS, whether used alone or in combination with any other material.

5. LIMITATION OF LIABILITY. (a) Within thirty (30) days after receipt of each shipment of the goods, Buyer shall examine such goods for any damage, defect or shortage. All claims for any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) shall be deemed waived unless made in writing and received by Seller within sixty (60) days after Buyer's receipt of the goods, in respect to which such claim is made, or, if such claim is for non-delivery of such goods, within sixty (60) days after the date upon which such goods were to be delivered, provided that as to any such cause not reasonably discoverable within such sixty (60) day period (including that discoverable only in processing, further manufacture, other use or resale any claim shall be made in writing and received by Seller within one hundred eighty (180) days after Buyer's receipt of the goods, in respect to which such claim is made, or within thirty (30) days after Buyer learns of the facts giving rise to such claim, whichever shall first occur. Failure of Seller to receive written notice of any such claim within the applicable time period shall be deemed an absolute and unconditional waiver by Buyer of such claim, irrespective of whether the facts giving rise to such claim shall have then been discovered or of whether processing, further manufacture, other use or resale of the goods shall have then taken place.

         (b) BUYER'S EXCLUSIVE REMEDY SHALL BE FOR DAMAGES, AND SELLER'S TOTAL LIABILITY FOR ANY AND ALL LOSSES AND DAMAGES ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) SHALL IN NO EVENT EXCEED THE "PRICE", AS DEFINED IN SECTION 4 OF THE AGREEMENT IN RESPECT TO WHICH SUCH CAUSE ARISES OR, AT SELLER'S OPTION, THE REPAIR OR REPLACEMENT OF SUCH GOODS AND IN NO EVENT SHALL SELLER BE LIABLE FOR PRICE INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES RESULTING FROM ANY SUCH CAUSE. Seller shall not be liable for, and Buyer assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, processing, further manufacture, other use or resale of the goods, whether the goods are used alone or in combination with any other material. Transportation charges for the return of the goods shall not be paid unless authorized in advance by Seller.

6. PATENTS AND TRADEMARKS. Seller makes no representation or warranty of any kind, express or implied, that the use of such goods, or articles made therefrom, either alone or in conjunction with other material will not infringe any patent or trademark rights. Buyer shall promptly notify Seller of any claim or suit involving Buyer in which such infringement is alleged, and, if Seller is affected, Buyer shall permit Seller to control completely the defense or compromise of any such allegation of infringement.

7. FREIGHT AND TAXES. Any increase in freight rates paid by Seller on shipments covered by this contact and hereafter becoming effective and any tax or governmental charge or increase in same (excluding any franchise or income tax or other tax or charge based on income) (a) increasing the cost to Seller of procuring, producing, selling or delivering goods or of procuring materials used therein of (b) payable by Seller because of the production, sale or delivery of the goods, such as Sales Tax, Use Tax, Retailer's Occupational Tax, Gross Receipts Tax, Value Added Tax, may, at Seller's option, be added to the price herein specified.


8. PRICE REVISION. The order for the goods accepted hereby is accepted subject to delivery when available at Seller's price, point of delivery, service allowance, if any, and terms of payment in effect at date of shipment. If Seller desires to revise the price, point of delivery, service allowance or terms of payment for the goods hereunder but is restricted to any extent against so doing by reason of any governmental request, law, regulation, order or action, or if the price, point of delivery, service allowance or terms of payment in effect under this contract are altered by reason of governmental request, law, regulation, order or action, Seller shall have the right to (a) terminate this contract with respect to any goods not then delivered by written notice to buyer, (b) suspend deliveries for the duration of such restriction or alteration or (c) have apply to this contract (as of the effective date of such restriction or alteration) any price, point of delivery, service allowance or terms of payment governmentally acceptable. Any delivery suspended under this section shall be canceled without liability, but this contact shall otherwise remain unaffected.